                                                                    EXHIBIT 10.3

                             CONSULTING AGREEMENT
                             --------------------

     This Consulting Agreement (the "Agreement") is dated as of July 5, 2001, by and between CellStar Corporation (the "Company"), and Alan H. Goldfield ("Consultant").

                                   RECITALS:
                                   --------

     WHEREAS, Consultant has entered into a Separation Agreement and Release with the Company bearing even date herewith (the "Separation Agreement") that provides for the termination of Consultant's employment with the Company and its affiliates and service to the Company and its affiliates as a director; and

     WHEREAS, the Company desires to engage the services of Consultant to assist and advise the Company in a consulting role, and Consultant desires to accept such engagement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Engagement.  The Company hereby appoints and engages Consultant as a
          ----------
consultant and advisor with respect to the matters specified in this Agreement, subject to the terms, conditions and compensation provided herein, and Consultant hereby accepts such appointment and engagement. During the Term (defined below), Consultant shall have the honorary title, "Chairman Emeritus." As a consultant, Consultant shall not be considered to be an employee, agent, co-venturer or representative of the Company for any purpose whatsoever and shall not have actual, implied or apparent authority to act on behalf of or bind the Company or act in any manner as the Company's employee, agent, co-venturer or representative.

     2.   Tasks and Responsibilities of Parties.  During the Term, Consultant
          -------------------------------------
shall receive instructions from the Chief Executive Officer of the Company and will perform the services mutually agreed upon by Consultant and the Chief Executive Officer of the Company, at times and places mutually agreed upon by Consultant and the Chief Executive Officer of the Company. The Company has furnished, and during the Term the Company shall furnish, to Consultant Confidential Information (defined below) of the Company, in order to permit Consultant to perform his obligations as set forth in this Agreement.

     3.   Term.  The term of this Agreement (the "Term") shall commence as of
          ----
the date hereof and shall end November 30, 2006, unless earlier terminated in accordance with the terms of this Agreement (in which case "Term" shall refer to such shorter period).

     4.   Termination for Cause, Death or Incapacity.
          ------------------------------------------

     (a) The Company may terminate this Agreement at any time for Cause. For purposes hereof, "Cause" means any of the following:

          (i) willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company's reputation;

          (ii) final, nonappealable conviction of a felony committed by Consultant in connection with Consultant's provision of services hereunder;

          (iii)  breach by Consultant of Section 8 or 9 of this Agreement; or

          (iv) a violation by Consultant of the Foreign Corrupt Practices Act, or any successor statute.

     Upon termination of this Agreement for Cause, the Company shall have no further liability or obligation to Consultant under this Agreement or otherwise in connection with his engagement hereunder, except for any unpaid compensation accrued through the date of termination pursuant to Section 6 of this Agreement.

     (b) Consultant's engagement hereunder shall terminate upon his death, whereupon the Company shall have no further liability or obligation to Consultant, his heirs or legatees under this Agreement or otherwise in connection with his engagement hereunder, except for payment of all compensation pursuant to Section 6 of this Agreement through November 30, 2006.

     (c) If Consultant shall have been unable to perform his duties hereunder by reason of any physical or mental illness, injury or other incapacity (i) for any period of 90 consecutive days or (ii) for a total of 120 days in any period of 12 consecutive calendar months, either Consultant or the Company may terminate Consultant's engagement hereunder by written notice to the other. In such event, the Company shall have no further liability or obligation to Consultant under this Agreement or otherwise in connection with his engagement hereunder, except for payment of all compensation pursuant to Section 6 of this Agreement through November 30, 2006.

     5.   Voluntary Termination by Consultant.  Consultant may voluntarily
          -----------------------------------
terminate his engagement at any time upon not less than thirty (30) days written notice. In such event, the Company shall have no further liability or obligation to Consultant under this Agreement or otherwise in connection with his engagement hereunder, except for any unpaid compensation accrued through the date of termination pursuant to Section 6 of this Agreement.

     6.   Compensation.  The Company shall pay Consultant the following amounts:
          ------------

     (a) The Company shall pay Consultant the sum of $35,147 on each of the 15/th/ and last day of each month (or, if any such day is not a business day, on the first business day thereafter) through November 30, 2001.

     (b) The Company shall pay Consultant five (5) percent of the Net Earnings (as hereinafter defined) that the Company generates during the Term (subject to Sections 4 and 5) from all New Business Lines (as hereinafter defined), subject to the following terms and conditions:

          (i) If the Company generates Net Earnings from New Business Lines, the maximum amount that the Company will be required to pay to Consultant pursuant to this Section 6(b) shall be limited to a total of $15,000,000. The Company may not, and is not obligated in any way to, generate any Net Earnings from New Business Lines; Consultant shall be entitled to payments under this Section 6(b) only if the Company generates Net Earnings from New Business Lines.

          (ii) Nothing in this Agreement shall be deemed to create or constitute a guarantee or requirement that the Company will generate any Net Earnings from New Business Lines or in any way obligate the Company to generate any Net Earnings from New Business Lines or make any efforts to generate any Net Earnings from New Business Lines.

          (iii) "Net Earnings" shall mean net earnings calculated in accordance with U.S. generally accepted accounting principles applied on a consistent basis and in accordance with the general terms set forth on Exhibit A
                                                                 ---------
     attached to this Agreement. The parties agree to negotiate in good faith to replace Exhibit A within 14 days after the date of this Agreement with a
             ---------
     more detailed statement of the procedures for the calculation of Net Earnings that is in accordance with the general terms set forth on Exhibit
                                                                        -------
     A attached to this Agreement, and such replacement Exhibit A shall be
     -                                                  ---------
     attached to this Agreement and shall supersede the previously attached Exhibit A in all respects. If such replacement Exhibit A is not agreed to
     ---------                                      ---------
     by the parties as provided above, then the general terms set forth on Exhibit A attached to this Agreement shall control. The Company will
     ---------
     calculate and pay Net Earnings from New Business Lines as provided on Exhibit A.
     ---------

          (iv) "New Business Lines" shall mean the following businesses conducted by the Company or its direct or indirect subsidiaries, or by any Acquiring Company (defined below): the sale of prepaid calling cards in Selected Asian Countries (as hereinafter defined), the sale of services in Selected Asian Countries that involve the transmission of voice or data over the Internet, the sale of services in Selected Asian Countries that involve the transmission of short messages via paging frequencies, the sale of long distance services and the sale, lease or other distribution of Tai Chi box services and products (and modifications and improvements of such products) in Selected Asian Countries and the sale of personal digital assistants and digital cameras in Selected Asian Countries; provided, however, that Net Earnings from New Business Lines shall not include the Net Earnings of any successor or assign of the Company or its direct or indirect subsidiaries (an "Acquiring Company") attributable to New Business Lines that such Acquiring Entity was conducting prior to the date the Acquiring Entity became a successor or assign of the Company, and in that event Net Earnings from New Business Lines shall include only the Net Earnings, if any, from New Business Lines that only the Company or its direct or indirect subsidiaries conducts. "Selected Asian Countries" shall mean the People's Republic of China, Hong Kong, Korea, Japan, Taiwan, Singapore, Malaysia and the Philippines.

          (v) If the Company determines to offer New Business Lines to customers in any country outside the Selected Asian Countries, then to the extent that such offering constitutes a new business opportunity for the Company in such country and to the extent approved by the Company's Board of Directors, this Agreement shall be amended to add such country to the definition of "Selected Asian Countries".

     7.   Other Consulting Arrangements.  If the Company enters into a
          -----------------------------
consulting arrangement or agreement with any person regarding services to be provided in connection with New Business Lines and such consulting arrangement or agreement grants rights to such person that are more favorable to such person than the rights granted to Consultant under this Agreement, the Company agrees to execute and deliver an amendment to this Agreement effective as of the date hereof that grants such more favorable rights to Consultant.

     8.   Non-Competition Agreement; Requirement to Offer New Business Lines to
          ---------------------------------------------------------------------
the Company.
-----------

     (a)  Description of Proscribed Actions.  Until the later of (i) the end of
          ---------------------------------
the Term or (ii) the second anniversary of the date of this Agreement, in consideration for the Company's obligations hereunder, including without limitation the Company's disclosure of Confidential Information pursuant to
Section 9, Consultant shall not:

          (i) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing Business (defined below); provided, however, that Consultant may invest in the securities of any
     --------  -------
     enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and (y) Consultant does not beneficially own (as defined Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding capital stock of such enterprise;

          (ii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away any suppliers, customers or clients of the Company or any of its Affiliates (defined below); or

          (iii) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (i) hire, attempt to hire, contact or solicit with respect to hiring, any employee of the Company or any Affiliate thereof other than any relative of Consultant,
     (ii) except as requested by the Company, induce or otherwise counsel, advise or encourage any employee of the Company or any Affiliate thereof to leave the employment of the Company or any Affiliate thereof, or (iii) induce any representative or agent of the Company or any Affiliate thereof to terminate or modify its relationship with the Company or such Affiliate.

     (b)  Judicial Modification.  Consultant agrees that if a court of competent
          ---------------------
jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 8 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 8 shall remain in full force and effect. Consultant further agrees that if a court of competent jurisdiction determines that any provision of this Section 8 is invalid or against public policy, the remaining provisions of this Section 8 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

     (c)  Nature of Restrictions.  Consultant acknowledges that the business of
          ----------------------
the Company and its Affiliates is international in scope and that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Company's and its Affiliates' investment in their businesses and the goodwill thereof. Consultant acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that Consultant has been engaged in the business of the Company and its Affiliates, Consultant's reputation in the markets for the Company's and its Affiliates' businesses and Consultant's relationship with the suppliers, customers and clients of the Company and its Affiliates. Consultant further acknowledges that the restrictions contained herein are not burdensome to Consultant in light of the consideration paid therefor and the other opportunities that remain open to Consultant. Moreover, Consultant acknowledges that he has other means available to him for the pursuit of his livelihood.

     (d)  Competing Business.  "Competing Business" shall mean any individual,
          ------------------
business, firm, company, partnership, joint venture, organization, or other entity engaged in the wholesale distribution or retail sales of wireless mobile phones, prepaid wireless mobile phones and two-way radios and related accessories in any domestic or international market area in which the Company or any of its Affiliates is doing business as of the date of this Agreement; provided however, that Consultant may engage in retail sales under this Section 8 so long as he does not take any action to solicit or divert any business away from the Company's existing distribution channels for its products described above in this Section 8(d) or cause any entity to cease being a part of the Company's existing distribution channels for its products described above in this Section 8(d). If the Company exits a particular domestic or international market area and thereby ceases the wholesale distribution or retail sales of wireless mobile phones, prepaid wireless mobile phones and two-way radios and related accessories in that market area, then such market area shall no longer be deemed to be encompassed within the definition of "Competing Business" subsequent to the date the Company exits from such market area.

     (e)  Default.  The provisions of this Section 8 shall be null and void and
          -------
have no further force and effect if the Company fails to pay any amount due hereunder or under the Severance Agreement when due and owing, and the Company has not cured such failure to make such payment within seven (7) days of the receipt of written notice thereof. Any past due payments under this Agreement shall bear interest at the rate of ten (10) percent per annum if this Agreement does not otherwise provide for the payment of interest on such payments.

     (f)  Requirement to Offer New Business Lines to the Company.  If from time
          ------------------------------------------------------
to time Consultant or any Affiliate of Consultant desires to sell products or services within a New Business Line in a Selected Asian Country, then Consultant must notify the Company in writing thereof and give the Company the first opportunity to purchase such products and services within such New Business Line before Consultant or such Affiliate may sell such products or services to any third party.

     (g)  Affiliate.  As used herein, "Affiliate" or "affiliate" shall mean any
          ---------
person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the person or entity in question.

     (h)  Survival.  Except as provided in Section 8(e), the covenants and
          --------
agreements of Consultant under this Section 8 and under Section 9 are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

     9.   Confidentiality Agreement.  For the purposes of this Section 9, the
          -------------------------
term "the Company" shall be construed also to include any and all Affiliates of the Company.

     (a)  Confidential Information.  "Confidential Information" shall mean
          ------------------------
information that is used in the Company's business and

          (i)    is proprietary to, about or created by the Company;

          (ii) gives the Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

          (iii) is not typically disclosed to non-employees by the Company, or otherwise is treated as confidential by the Company; or

          (iv) is designated as Confidential Information by the Company or from all the relevant circumstances should reasonably be assumed by Consultant to be confidential to the Company.

Confidential Information shall not include information publicly known (other than as a result of a disclosure by Consultant). The phrase "publicly known" shall mean readily accessible to the public in a written publication and shall not include information that is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources, or by focused searches of literature guided by Confidential Information.

     (b)  Obligation of the Company.  During the Term, the Company shall provide
          -------------------------
access to, or furnish to, Consultant Confidential Information of the Company necessary to enable Consultant properly to perform his obligations under this Agreement.

     (c)  Non-Disclosure.  Consultant acknowledges, understands and agrees that
          --------------
all Confidential Information, whether developed by the Company or others or whether developed by Consultant while carrying out the terms and provisions of this Agreement (or previously while serving as an officer of the Company), shall be the exclusive and confidential property of the Company and (i) shall not be disclosed to any person other than employees of the Company and professionals engaged on behalf of the Company, and other than disclosure in the scope of the Company's business in accordance with the Company's policies for disclosing information, (ii) shall be safeguarded and kept from unintentional disclosure and (iii) shall not be used for Consultant's personal benefit. Subject to the terms of the preceding sentence, Consultant shall not use, copy or transfer Confidential Information other than as is necessary in carrying out his duties under this Agreement.

     (d)  Survival.  The covenants and agreements of Consultant under this
          --------
Section 9 are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

     10.  Remedies. Because of Consultant's experience and reputation in the
          --------
industries in which the Company operates, and because of the unique nature of the Confidential Information, Consultant acknowledges, understands and agrees that the Company will suffer immediate and irreparable harm if Consultant fails to comply with any of his obligations under Section 8 or 9 of this Agreement, and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, Consultant agrees that the Company shall, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of Sections 8 and 9, without the necessity of proving inadequacy of legal remedies or irreparable harm. The parties hereby further agree that the restrictions and obligations herein set forth are (a) reasonable and necessary to protect the substantial value of the Company, and (b) directly benefit Consultant. The representations and covenants contained in this Section 10 on the part of Consultant will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of Consultant against the Company or any officer, director, or stockholder of the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement against Consultant of the covenants of Consultant contained in this Section 10, except as otherwise provided in Section 8(e). Notwithstanding any other provision of this Agreement, the provisions of this Section 10 and the rights and remedies to enforce such provisions shall be assignable in favor of any successor or assign of the Company.

     11.  Reimbursement in Event of Breach.  As a further material inducement to
          --------------------------------
enter into this Agreement, subject to Section 20(b)(v), any party who breaches this Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including, without limitation, reasonable attorneys fees incurred as a result of any effort, action or lawsuit to enforce this Agreement. In addition, any breach of this Agreement will entitle the non-breaching party to seek injunctive relief to enforce this Agreement and to recover any actual damages incurred as a result of said breach. In the event of litigation, the losing party must pay the attorneys fees of the prevailing party.

     12.  Multiple Counterparts.  This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     13.  Indulgences, Etc.  Neither the failure nor any delay on the part of
          ----------------
either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     14.  Consultant's Sole Remedy.  Consultant's sole remedy shall be against
          ------------------------
the Company for any claim, liability or obligation of any nature whatsoever arising out of or relating to this Agreement or an alleged breach of this Agreement or for any other claim arising out of Consultant's service to the Company or the termination of Consultant's service hereunder (collectively, "Consultant Claims"). Consultant shall have no claim or right of any nature whatsoever against any of the Company's directors, former directors, officers, former officers, employees, former employees, stockholders, former stockholders, agents, former agents or the Independent Counsel in their individual capacities arising out of or relating to any Consultant Claim. Consultant hereby releases and covenants not to sue any person other than the Company over any Consultant Claim. The persons described in this Section 14 (other than the Company and Consultant) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 14 against Consultant. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE LIMITATIONS ON CONSULTANT'S REMEDIES EXPRESSED IN THIS SECTION 14 APPLY WITHOUT LIMITATION TO CONSULTANT CLAIMS RELATING TO NEGLIGENCE.

     15.  Notices.  All notices, requests, demands and other communications
          -------
required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

          If to Consultant:

               Alan H. Goldfield
               1850 Turbeville Road
               Denton, Texas  76210
               Telecopier: (940) 321-0380

          with a copy to (which shall not constitute notice):

               Alan J. Perkins
               Gardere Wynne Sewell LLP
               3000 Thanksgiving Tower
               Dallas, Texas 75201
               Telecopier: (214) 999-3683

          If to the Company:

               CellStar Corporation
               1730 Briercroft Court
               Carrollton, Texas 75006
               Attn:  General Counsel
               Telecopier: (972) 466-5030

          with a copy to (which shall not constitute notice):

               William R. Hays, III
               901 Main Street, Suite 3100
               Dallas, Texas 75202
               Telecopier: (214) 651-5940

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of notice, which shall be effective only upon receipt.

     16.  Provisions Separable.  The provisions of this Agreement are
          --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     17.  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between the parties hereto with respect to the consulting arrangement between Consultant and the Company, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the terms of the consulting arrangement between Consultant and the Company, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     18.  Headings.   The headings of Sections herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     19.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

     20.  Dispute Resolution.  Subject to the Company's right to seek injunctive
          ------------------
relief in court as provided in Section 10 and except as provided in Exhibit A
                                                                    ---------
with respect to disputes involving the calculation of Net Earnings from New Business Lines under Section 6(b), any dispute, controversy or claim arising out of or in relation to or connection to this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement, shall be exclusively and finally settled by arbitration, and either party may submit such dispute, controversy or claim to arbitration.

     (a) The arbitration shall be heard and determined by one arbitrator, who shall be impartial and who shall be selected by mutual agreement of the parties; provided, however, that if the dispute involves more than $2,000,000, then the
--------   -------
arbitration shall be heard and determined by three (3) arbitrators.  If three
(3) arbitrators are necessary as provided above, then (i) each side shall appoint an arbitrator of its choice within thirty (30) days of the submission of a notice of arbitration and (ii) the party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) days following the appointment of the last party-appointed arbitrator. If (x) the parties cannot agree on the sole arbitrator, (y) one party refuses to appoint its party-appointed arbitrator within said thirty (30) day period or (z) the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal, then the appointing authority for the implementation of such procedure shall be the Senior United States District Judge for the Northern District of Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Senior United States District Judge for the Northern District of Texas refuses or fails to act as the appointing authority within ninety (90) days after being requested to do so, then the appointing authority shall be the Chief Consultant Officer of the American Arbitration Association, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

     (b) Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

          (i) The arbitration proceedings shall be held in Dallas, Texas, at a site chosen by mutual agreement of the parties, or if the parties cannot reach agreement on a location within thirty (30) days of the appointment of the last arbitrator, then at a site chosen by the arbitrators;

          (ii) The arbitrators shall be and remain at all times wholly independent and impartial;

          (iii) The arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time;

          (iv) Any procedural issues not determined under the arbitral rules selected pursuant to item (iii) above shall be determined by the law of the place of arbitration, other than those laws which would refer the matter to another jurisdiction;

          (v) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrators;

          (vi) The decision of the arbitrators shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accounting presented to the arbitrators; made and promptly paid in United States dollars free of any deduction or offset; and any costs or fees incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement;

          (vii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at 6% per annum; and

          (viii) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

     21.  Binding Effect, Etc.  This Agreement shall be binding upon and inure
          -------------------
to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Consultant, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     22.  Cooperation.  Consultant will cooperate with the Company in response
          -----------
to reasonable requests for information or assistance by the Company in connection with all matters relating to or arising out of his service with the Company.

     23.  Voluntary Agreement.  Each party acknowledges that such party has had
          -------------------
sufficient time and opportunity to read and understand this Agreement and to consult with his or its legal counsel and other advisors regarding the terms and conditions set forth in this Agreement.

     24.  Survival.  The covenants and agreements of the parties under Sections
          --------
11 through 24 are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

                                   * * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officer or has signed this Agreement on his behalf, as applicable, as of the day and year first above written.

                                        Consultant:

                                        /s/ Alan H. Goldfield
                                        ----------------------------------------
                                        Alan H. Goldfield


                                        The Company:

                                        CELLSTAR CORPORATION



                                        By:  /s/ Elaine Flud Rodriguez
                                           -------------------------------------
                                             Elaine Flud Rodriguez, Sr. Vice
                                             President and General Counsel

                                   EXHIBIT A
                                   ---------

                       Terms of Net Earnings Calculation

1. Revenues from New Business Lines will include only the direct revenues associated with the New Business Lines.

2. Cost of goods sold will include only the direct product costs and expenses incurred in connection with the generation of revenues from New Business Lines.

3.   Selling expenses will include only direct costs.

4. General and administrative expenses will be allocated to revenues from New Business Lines on the basis of the percentage that total revenues from New Business Lines constitutes of total Company consolidated revenues.

5. Depreciation will be calculated using the Company's depreciation procedures applied to the identified Company investment supporting the New Business Lines.

6. Interest expense will be calculated by applying the weighted average interest cost for the Company to the identified Company investment supporting the New Business Lines.

7. Taxes will be calculated based on Net Earnings from New Business Lines before taxes using the statutory rates for the jurisdiction(s) in which revenues from New Business Lines are generated.

8. Extraordinary items under U.S. Generally Accepted Accounting Principles consistently applied will be excluded.

9. Treatment of currency exchange and hedging transactions will be handled in accordance with the Company's normal policies and practices for the jurisdiction(s) within which the revenues from New Business Lines are generated.

10. Payments will be made quarterly at the rate of 75% of 5% of the Net Earnings from New Business Lines for the applicable quarter, with a "true up" after the end of each Company fiscal year. Interest will be paid on any "true up" payment by the Company or Consultant at the then current interest rate under the Company's credit agreement.

11. Consultant can challenge the calculation of Net Earnings from New Business Lines only after the conclusion of each Company fiscal year. Any disputes will be resolved by a panel of accountants, with the Company selecting an accountant, Consultant selecting an accountant and the two accountants then selecting a third accountant. The Company will pay all costs of the dispute resolution process if the Company's calculation of Net Earnings from New Business Lines is more than three (3) percent under the actual Net Earnings from New Business Lines. Otherwise, Consultant pays all costs of the dispute resolution process.